UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report  (Earliest Event Reported)  December 31, 2002 (December 19, 2002)

Citizens Bancshares Corporation
(Exact Name of Registrant as
Specified in its Charter)

Georgia	333-38509	58-1631302
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

75 Piedmont Avenue, NE, Atlanta, Georgia 30302
(Address of principal executive offices)

(404) 659-5959
(Registrant's Telephone Number)

(Former name or former address, if changed since last report)

Item 5.                        Other Events

            On May 30, 2002, Citizens Bancshares Corporation ("Citizens") and its wholly-owned subsidiary, Citizens Trust Bank, entered into an agreement with CFS Bancshares, Inc. ("CFSB") and its wholly-owned subsidiary, Citizens Federal Savings Bank ("Citizens Federal") (both located in Birmingham, Alabama), providing for Citizens' acquisition of CFSB.  CFSB will be merged into Citizens and Citizens Federal will be merged into Citizens Trust Bank.  Under the terms of the Agreement, CFSB shareholders will receive cash in the amount of $64.62 in exchange for each share of CFSB common stock.  If the consummation of the merger is after August 31, 2002, the per share merger consideration price will increase by $0.07 per share each month through December 2002.

            On December 19, 2002, the parties entered into an amendment to the agreement extending the time for consummating the merger from December 31, 2002 until February 28, 2003, and again increasing the per share merger consideration by $0.07 per share for each month through February 2003.

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits

(c)  Exhibits.

99.1        Amendment, dated December 19, 2002, to Agreement and Plan of Merger by and among Citizens Bancshares Corporation, Citizens Trust Bank, CFS Bancshares, Inc. and Citizens Federal Savings Bank dated May 30, 2002.

Signature

            Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS BANCSHARES CORPORATION

By: /s/ James E. Young
James E. Young
President

Dated: December 31, 2002